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                                                                     EXHIBIT 9.1


                            VOTING TRUST AGREEMENT


     This Agreement is made on May 1, 1995, by and among the undersigned shareholders of IWC Services, Inc. ("Company") and Larry Ramming, Charles T. Phillips and Raymond Henry, ("Trustees"), for the purpose of creating a Voting Trust of certain of the shares of Company.


                                   ARTICLE I

                      CONSIDERATION AND PURPOSE OF TRUST

     1.01. Consideration. The parties named below enter into this Voting Trust Agreement in consideration of their mutual promises.

     1.02. Purpose of Trust. The parties enter into this Voting Trust Agreement for the purpose of concentrating the vote of the shares represented under this Agreement into a clear and definite policy of management under the direction of the Trustees.


                                  ARTICLE II

                          PARTIES AND EFFECTIVE DATE

     2.01.  Parties.  The parties to this Agreement are:

            (A) The "Shareholders" and the "Voting Trust Certificate Holders" who subscribe their names to this Agreement or who become registered holders or bearers of Voting Trust Certificates pursuant to the terms of this Agreement. The term "Shareholders" as used in this Agreement refers to the shareholders of Company who are parties to this Agreement and who have not yet had Voting Trust Certificates issued to them. The term "Voting Trust Certificate Holders" as used in this Agreement refers to the shareholders of Company who are parties to this Agreement and who have had Voting Trust Certificates issued to them, and to those who become registered holders or bearers of Voting Trust Certificates pursuant to the terms of this Agreement.

            (B) Larry Ramming, Charles T. Phillips, and Raymond Henry, referred to in this Agreement as the Trustees.

     2.02. Effective Date. This Agreement will become effective when signed by all of the persons owning shares of the Company made subject to this agreement and set forth below and by the Trustees.

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                                  ARTICLE III

                                   TRUSTEES

     3.01. Number and Term of Trustees. There will be three Trustees of this voting trust. The first Trustees are the individuals name above. Their successors will be appointed as provided below. The Trustees will serve for the entire term of the Trust in the absence of their removal, resignation, or death.

     3.02. Death of Trustees. The rights and duties of a Trustee shall terminate on his death, and no interest in any property owned or held by the trust nor any of the rights or duties of the Trustee may be transferred by will, devise, succession, or in any manner except as provided in this Agreement. The heirs, administrators, and executors of the Trustees shall, however, have the right and duty to convey any property held by the Trustees to the remaining successor Trustees.

     3.03. Resignation. Any Trustee may resign by giving notice of his resignation to the remaining Trustees.

     3.04. Removal. Any Trustee may be removed at any time by a majority of the Trustees or by seventy-five percent (75%) of the Voting Trust Certificate Holders.

     3.05. Successor Trustees. In the event of the death, resignation, removal, or incapacity to act of any Trustee, a successor or successors may be elected by a majority vote of the Voting Trust Certificate Holders.


                                  ARTICLE IV

                        DEPOSIT AND TRANSFER OF SHARES
                           ISSUANCE AND TRANSFER OF
                           VOTING TRUST CERTIFICATES

     4.01. Deposit of Shares. On the execution of this Agreement, the Shareholders shall deposit with the Trustees share certificates for all shares of the Company owned by them. All of these share certificates shall be endorsed in blank or to the Trustees and be accompanied by instruments of transfer that will enable the Trustees to cause the share certificates to be transferred to the name of the Trustees.

     4.02. Transfer of Shares to Trustees. All share certificates of the Company delivered to the

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Trustees shall be surrendered by the Trustees to the Company and canceled.  New share certificates shall be issued in the name of the Trustees. The new share certificates shall state that they are issued pursuant to this Agreement. That fact shall also be noted in the Company's stock transfer records in the entry of the Trustee's ownership of the shares.

     4.03. Transfer of Shares to Successor Trustees. Notwithstanding any changes in the identity of the Trustees, the certificates for shares standing in the name of the Trustees may be endorsed and transferred by any successor Trustee or Trustees with the same effect as if endorsed and transferred by the Trustees who have ceased to act. The Trustees are authorized and empowered to cause any further transfer of the shares that may be necessary because of any change in persons holding the office of Trustee.

     4.04. No Sale of Shares. Despite the provisions herein, the Trustees have no authority to sell or otherwise dispose of, or encumber, any of the shares deposited pursuant to this Agreement.

     4.05. Voting Trust Certificate. When the Company receives the share certificates and transfers them to the name of the Trustees, the Trustees shall hold the share certificates subject to the terms of this Agreement, and the Trustees shall issue and deliver Voting Trust Certificates to the surrendering shareholders, in the form of Exhibit A to this Agreement.

     4.06. Transfer of Voting Trust Certificates. The Voting Trust Certificates shall be transferable only as provided in the Certificates and in this Agreement, and on payment of any charges payable at the time of transfer. All transfers shall be recorded in the Certificate Book. Any transfer made of any Voting Trust Certificate shall vest in the transferee all rights of the transferor and shall subject the transferee to the same limitations as those imposed upon the transferor by the terms of the voting Trust Certificate and by this Agreement. The Trustees shall deliver Voting Trust Certificates to the transferee for the number of shares represented by the Voting Trust Certificate so transferred.

     4.07. Proof of Ownership. The Trustees shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions of this Agreement. The Trustees may treat the Voting Trust Certificate Holders as the absolute owners and holders of the Voting Trust Certificate and as having all of the rights and interests represented by them for all purposes, and the Trustees shall not be bound or affected by any notice to the contrary.

     4.08. Replacement of Certificates. If a Voting Trust Certificate becomes mutilated, destroyed, stolen or lost, the Trustees, in their discretion, may issue a new \Voting Trust Certificate of like tenor and denomination in exchange and substitution for and on cancellation of the prior Certificate. The applicant for a substituted Voting Trust Certificate shall furnish to the Trustees evidence of the destruction, theft, or loss of the Certificate satisfactory to them, in their discretion. The applicant shall also furnish indemnity satisfactory to the Trustees or their agents.

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                                   ARTICLE V

                        VOTING AND ACTIONS BY TRUSTEES

          5.01. Voting of Shares. While the Trustees hold shares deposited pursuant to the provisions of this Agreement, they shall possess and in their unrestricted discretion shall be entitled to exercise in person or by their nominees, agents, attorneys-in-fact, or proxies all rights and powers or absolute owners and to vote, assent or consent with respect to those rights and powers and to take part in and consent to any corporate or shareholders' actions, except those specified below. The Trustees shall not vote in favor of the sale of all or substantially all of the assets of the Company or for any merger, consolidation, reorganization or dissolution, except with the consent of the owners of two-thirds or more, in interest, of the Voting Trust Certificates. No other person shall have any voting rights in respect to the shares so long as this Agreement is in effect and the shares are registered in the names of the Trustees. The Trustees shall receive any dividends or distributions made in connection with the stock.

          5.02. Voting Interest of Company. In voting shares of stock or in doing any act regarding the control or management of the Company or its affairs, as holder of the stock deposited pursuant to this Agreement, the Trustees shall exercise their best judgment in the interest of the Company to the end that its affairs shall be properly managed, but they assume no responsibility regarding management or any action taken by management in pursuance of their consent to the action as shareholders or in pursuance of their vote.

          5.03. Majority Action of Trustees. All actions to be taken on any question arising between the Trustees, except as otherwise expressly provided in this Agreement, shall from time to time be determined by the vote or agreement of the majority of the Trustees then in office, either at a meeting of the Trustees, or, with or without a meeting, by a writing signed by the majority. The Trustees may provide for the authentification of evidence of any action taken by them. Any Trustee may vote in person or by proxy given to any other Trustee.

          5.04. Meeting With Certificate Holders. If any question arises on which the Trustees desire the opinion of the Voting Trust Certificate Holders, the Trustees may call a meeting for this purpose. At the meeting, the owners of two-thirds or more, in interest, of the Voting Trust Certificates may determine the manner in which they desire the Trustees to act, and the Trustees shall be bound to act in the manner designated. The Trustees shall not be called upon or expected to take any action as a result of this meeting unless and until they have been fully indemnified against all lost, damage, claim, or injury to which they might be subjected, either by reason of their action or by reason of their position as Trustees under this Agreement.

          5.05. Trustees' Relationship With Company. Any Trustee, his family, employees or agents, and any firm, corporation, trust or association of which the Trustee may be a trustee, stockholder,

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director, officer, member, agent, or employee, may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Company may be a party or in which it may be concerned, as fully and freely as though the Trustee was not a Trustee pursuant to this Agreement. The Trustees, their family, employees, or agents may act as directors or officers of the Company or of any subsidiary or controlled or affiliated corporation.

          5.06. Compensation of Trustees. The Trustees shall serve without compensation.

          5.07. Expenses. The Trustees are expressly authorized to incur and pay those reasonable charges and expenses that they may deem necessary and proper for administering this Agreement. The Voting Trust Certificate Holders agree to reimburse and indemnify the Trustees for all claims, expenses and liabilities incurred by them in connection with the discharge of their duties under this Agreement. Any such claims, expenses, or liabilities shall be charged to the Voting Trust Certificate Holders pro rata, and may be deducted from dividends or other distributions to them, or may be made a charge payable as a condition to the delivery of shares in exchange for Voting Trust Certificates, and the Trustees shall be entitled to a lien for this charge on the shares, funds, or other property in their possession or in the possession of the Company.

          5.08. Trustees' Liability. No Trustee shall be liable for acts or defaults of any other Trustee or for acts or defaults of any agent or other Trustee. The Trustees shall be free from liability in acting upon any paper, document or signature believed by them to be genuine and to have been signed by the proper party. The Trustees shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law, nor for anything that they may do or refrain from doing in good faith, nor generally shall the Trustees have any accountability pursuant to this Agreement, except that each Trustee shall be liable for his or her own willful default or gross negligence. The Trustees may be advised by legal counsel, and any action under this Agreement taken or suffered in good faith by them in accordance with the opinion of counsel shall be conclusive on the parties to this Agreement, and the Trustees shall be fully protected and be subject to no liability in respect to any action taken or suffered under this Agreement.


                                  ARTICLE VI

                       DIVIDEND AND DISTRIBUTION RIGHTS
                            OF CERTIFICATE HOLDERS

          6.01. Cash Dividends. Each Voting Trust Certificate Holder shall be entitled to receive from time to time payments equal to the amount of cash dividends, if any, collected or received by the Trustees on the shares in regard to which Voting Trust Certificates were issued, less the deductions set forth herein. These payments shall be made, as soon as practicable after the receipt of the dividends, to the Voting Trust Certificate Holders at the close of business on the record date determined pursuant to the provisions herein. Instead of receiving cash dividends, the Trustees may

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instruct the Company in writing to pay the dividends directly to the Holders.
When these instructions are given to the Company, all liability of the Trustees with regard to the dividends shall cease, until the instructions are revoked. The Trustees may at any time revoke the instructions and by written notice to the company direct it to make dividend payments to the Trustees.

          6.02. Share Dividends. If the Trustees receive as a dividend or other distribution on any shares of stock held by them under this Agreement, any additional shares of the Company, the Trustees shall hold the additional shares subject to this Agreement for the benefit of the Voting Trust Certificate Holders in proportion to their respective interests, and the shares shall become subject to all of the terms and conditions of this Agreement to the same extent as if they were originally deposited under it. The Trustees may, in their discretion, issue Voting Trust Certificates in respect of those shares to the Voting Trust Certificate Holders on the record date as determined herein.

          6.03. Distributions on Liquidation. In the event of the dissolution or total or partial liquidation of the Company, the Trustees shall receive the money, securities, rights, or property to which Shareholders of the Company are entitled, and shall distribute it among the Voting Trust Certificate Holders in proportion to their interests.

          6.04. Other Distributions to Shareholders. If at any time during the continuation of this Agreement the Trustees shall receive or collect any money (other than in payment of cash dividends) through a distribution by the Company to its shareholders or shall receive any property (other than shares of stock of the Company) through a distribution by the Company to is shareholders, the Trustees shall distribute it to the Voting Trust Certificate Holders in proportion to their interests on the record date as determined herein.

          6.05. Deductions from Distributions. There shall be deducted and withheld from every distribution of every kind under this Agreement any taxes, assessments, or other charges that may be required by law to be deducted or withheld, as well as expenses and charges incurred as set forth herein, to the extent such remain unreimbursed.

          6.06. Record Date For Distributions. The Trustees may, if they deem it advisable, fix a date not exceeding twenty (20) days preceding any date for the payment or distribution of dividends or for the distribution of assets or rights as a record date for the determination of the Voting Trust Certificate Holders entitled to receive the payment or distribution, and the Voting Trust Certificate Holders of record on that date shall be exclusively entitled to participate in the payments or distributions. If the Trustees fail to fix a record date, the date of payment or distribution of dividends or the distribution of assets or rights shall constitute the record date for the determination of the Voting Trust Certificate Holders entitled to receive the payment or distribution.

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                                  ARTICLE VII

                               BOOKS AND RECORDS

          7.01. Records of Shares. The Trustees shall maintain a record of all share certificates of the Company that are transferred to the Trustees, indicating the name in which the stock was held, the date of issuance of the stock, the class and series of the stock, the number of shares, and the number of the certificates representing those shares. They shall also maintain a record of the date on which he or she received any share certificates and the date on which they were delivered to the corporation for transfer to the Trustees. The Trustees shall receive and hold the new share certificates issued by the Company in the name of the Trustees.

          7.02. Records of Trust Certificates. The Trustees shall maintain a record showing the names and addresses of the Voting Trust Certificate Holders. The record shall show the number of Certificates held by each person. The record shall show the dates on which the Voting Trust Certificates were issued, canceled, transferred, or replaced. The record shall be open to inspection by any of the parties to this Agreement or their successors at any reasonable time.

          7.03. Books of Accounts. The Trustees shall maintain a Book of Accounts showing all sums of money received by the Trustees, all disbursements made by the Trustees, and all obligations incurred by the Trustees that are unpaid.

          7.04. Other Records. The Trustees shall maintain such other books and records as are necessary or desirable in the performance of their duties herein.

          7.05. Inspection of Records. The Trustees shall deposit a counterpart of this Agreement with the Company at its registered office, and the Agreement shall be subject to the same right of examination by a Shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company.


                                 ARTICLE VIII

                                TERMS OF TRUST

          8.01 Irrevocability of Trust. The Trust created by this Agreement is expressly declared to be irrevocable, except as otherwise provided in this Agreement.

          8.02. Termination. This Agreement may be terminated by instruments in writing executed by a majority of the Trustees, or upon one year prior written notice by instruments in writing executed by two-thirds of the beneficial interests in the Trust.

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          8.03. Release of Shares From this Agreement. Within thirty (30) days after each anniversary date of the Effective Date hereof, the Trustees shall, at the request of Voting Trust Certificate Holders, deliver documents necessary to release up to twenty percent (20%) of the number of shares held pursuant to each such Voting Trust Certificate to the holder thereof. Upon such release, the certificate representing the released Shares shall be issued in the name of the holder of the Voting Trust Certificate and shall no longer be subject to the terms of this Agreement.

          8.04.  Return of Share Certificates After Termination.  Within thirty
(30) days after the termination of this Agreement, the Trustees shall deliver to the Voting Trust Certificate Holders share certificates representing the number of shares in respect of which the Voting Trust Certificates were issued in exchange for the Voting Trust Certificates properly endorsed, and upon payment by the persons entitled to receive the share certificates of any money due hereunder.

          8.05. Final Accounting. Within sixty (60) days after termination of the Trust, the Trustees shall render a final accounting to the Voting Trust Certificate Holders and to the Company, and shall distribute any funds or other assets held by them to the parties entitled to them.


                                  ARTICLE IX

                                 MISCELLANEOUS

          9.01. Place of Performance. This Agreement is made, executed, and entered into at Harris County, Texas, and it is mutually agreed that the performance of all parts of this contract shall be made in Harris County, Texas.

          9.02. Governing Law. This Agreement is intended by the parties to be governed by and construed in accordance with the laws of the State of Texas.

          9.03. Severability of Provisions. If any provision hereof should be determined to be invalid, the invalidity shall not affect the validity of the remainder of the Agreement.

          9.04. Construction by Trustees. The Trustees are authorized and empowered to construe this Agreement. Their reasonable construction made in good faith shall be conclusive and binding on the Voting Trust Certificate Holders and on all parties to this Agreement.

          9.05. Notice to Voting Trust Certificate Holders. Any notice to be given to a Voting Trust Certificate Holder shall be sufficiently given if mailed, postage prepaid, to the Holder at the address appearing in the books and records of the Trust with respect to the Holder. Every notice so given shall be effective whether or not received, and notice shall for all purposes be deemed to have been given on the date of its mailing.

          9.06. Meetings of Voting Trust Certificate Holders. A meeting of the Voting Trust Certificate Holders may be called at any time by the Trustees upon three (3) days notice. The notice shall contain a statement of the matters to be considered at the meeting. At any meeting, a quorum consisting of at least fifty percent (50%) in interest of the Voting Trust Certificate Holders must be present before a vote shall be taken on any matter before the meeting. Each Voting Trust Certificate Holder may vote at any meeting in person or by proxy. Each Voting Trust Certificate Holder shall

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have one vote for each share represented by his or her Certificate.  Action may be taken on any of the matters covered in this Agreement by the written consent of a sufficient number of the Voting Trust Certificate Holders to take such action.

          9.07. Execution of Counterparts. This Agreement shall be prepared in multiple counterparts. All signatures may be affixed to one copy or to separate copies, and when all copies are received, signed by all of the parties, they shall constitute one agreement that is not otherwise separable or divisible.
The Trustees shall keep all signed copies and shall conform one copy to show all signatures.

          9.08. Amendment of Agreement. If the Trustees deem it advisable at any time to amend this Agreement, they shall call a special meeting of Voting Trust Certificate Holders for that purpose. At the meeting, the Trustees must submit the amendment to the Voting Trust Certificate Holders of the then outstanding Voting Trust Certificates for their approval. Notice of the time and place of the meeting shall be given in the manner set forth above, and shall contain a copy of the proposed amendment. If, at the meeting or any adjournment of the meeting, the proposed amendment is approved by the affirmative vote of the Voting Trust Certificate Holders representing a majority of the shares held by the Trust, the proposed amendment so approved shall become a part of this Agreement as if originally incorporated in it.

          9.09. Advise of Counsel. Each of the parties agrees and represents that he has been represented by his own counsel with regard to the execution of this Agreement or, if acting without counsel, that he has had adequate opportunity and has been encouraged to seek the advise of his own counsel prior to the execution of this Agreement.

          9.10. Share Certificates. Each share certificate representing shares held by the parties to this Agreement shall contain a statement that the shares represented by the certificate are subject to the provisions of a Voting Trust Agreement and shall contain a statement that a counterpart of the Voting Trust Agreement has been deposited with the Company at is registered office.

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             TRUSTEES                               SHAREHOLDERS


_____________________________________      _____________________________________
Larry Ramming



_____________________________________      _____________________________________
Charles T. Phillips



_____________________________________      _____________________________________
Raymond Henry


                                           _____________________________________



                                           _____________________________________



                                           _____________________________________



                                           _____________________________________



                                           _____________________________________

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                           VOTING TRUST CERTIFICATE

                              IWC SERVICES, INC.

CERTIFICATE NO._________________               NUMBER OF SHARES_________________

     This Certificate certifies that the undersigned Trustees have received stock certificates representing the above stated number of shares of common stock of IWC Services, Inc. (The Company) from ______________________________, referred to in this Certificate as the Certificate Holder, duly endorsed to the undersigned Trustees, to be held by the Trustees pursuant to the terms and conditions of the Voting Trust Agreement (The Agreement) dated _______________, 1995. A copy of the Voting Trust Agreement has been delivered to the Certificate Holder, and an additional copy of the Agreement has been delivered to the Certificate Holder, and an additional copy of the Agreement is on file at the registered office of the Company. The Certificate Holder is entitled to receive payments or distributions as specified in the Agreement, and to the delivery of a certificate for the number of shares stated above on the termination of the Voting Trust Agreement, in accordance with its provisions.

     The Certificate Holder, by his acceptance of this certificate, agrees to be bound by all of the provisions of the Voting Trust Agreement as fully as if the terms of the Agreement were set forth in full in this Certificate.

     Issued on ______________________________________, 1995.

                                         TRUSTEES



                                         _____________________________________
                                         Larry Ramming


                                         _____________________________________
                                         Charles T. Phillips



                                         _____________________________________
                                         Raymond Henry

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